Exhibit 10.18

Cooperation Agreement

Party A: Hangzhou Netease Linjiedian Education Technology Co., Ltd. (杭州网易临界点教育科技有限公司)

Address: Room 508, No. 599 Changhe Road, Changhe Street, Binjiang District, Hangzhou, Zhejiang Province

Party B: Netease Youdao Information Technology (Beijing) Co., Ltd. (网易有道信息技术(北京)有限公司 )

Address: Floor 1, Building A, Building No. 7, West Zone, Zhongguancun Software Park, No. 10 Xibeiwang East Road, Haidian District, Beijing, China.

WHEREAS:

1. Party A is a company registered at Hangzhou under the laws of the People’s Republic of China.

2. Party B is a company registered at Beijing under the laws of the People’s Republic of China, mainly engaging in development and manufacturing of computer software and hardware, system integration, providing technical consultation, technical training and technical services.

3. Party A and Party B wish to cooperate jointly to have the services hereunder to be provided by Party B to Party A.

THEREFORE, it is agreed below on the basis of mutual negotiations between Party A and Party B:

1.    Contents of Cooperation

Party B will provide to Party A, according to this Agreement, the services including but not limited to the following:

(i) Research and development of computer software (including but not limited to information management software and other technical software), and providing technical support and maintenance services in connection with the operation of computer software;

(ii) License for use of software, trademark, domains, technical secrets and other varied intellectual property rights; and

(iii) Research and development of education courseware and teaching support services.

2.    Cooperation Methods of Services

1) Party B shall bear the costs and expenses related to the services described in Section 1 above, including but not limited to remuneration of the research and development personnel, equipment purchase costs, preparation and promotion expenses, et cetera.

2) Both Party A and Party B agree that Party A shall charge the customers the service revenue to be distributed with Party B as per the method set forth in Section 3 below.

3) Party A agrees to specify Party B as the exclusive partner in connection with the cooperation contents under this Agreement. Party B agrees that Party A may cooperate with any other Youdao cooperation companies elected by Party B and jointly provide services to the customers.

3.    Distribution of Service Revenue; Method of Payment

Both Party A and Party B agree that the services revenue hereunder shall be distributed as per the following calculation formula:

1) Calculation of the Distributable Revenue

Both Party A and Party B agree that the Distributable Revenue shall be all the monthly service revenue obtained by Party A from customers with deduction of the payable turnover tax (e.g., all kinds of surcharges; hereinafter, the “Payable Turnover Tax”), the costs and expenses in connection with Party A’s provision of services (exclusive of the amounts distributed to Party B and other Youdao cooperation companies) and the Profit Retainable by Party A. The foregoing Distributable Revenue shall be the basis of distribution between Party A, Party B and other Youdao cooperation companies. The formula for calculation of the Distributable Revenue is below:

The Distributable Revenue = service revenue - Payable Turnover Tax - costs and expenses in connection with Party A’s provision of services - Profit Retainable by Party A.

2) Profit Retainable by Party A

The formula for calculation of the Profit Retainable by Party A is below:

The Profit Retainable by Party A = 5% of the aggregate costs and expenses in connection with Party A’s provision of services (exclusive of the amounts distributed to Party B and other Youdao cooperation companies and the Payable Turnover Tax).

3) Calculation formula of the Amount Distributable to Party B

The Amount Distributable to Party B (exclusive of value added taxes) = The Distributable Revenue ×[Party B’s costs / (Party B’s costs + other Youdao cooperation companies’ costs)].

3) Calculation formula of the Amount Distributable to other Youdao cooperation companies

The Amount distributable to other Youdao cooperation companies (exclusive of value added taxes) = The Distributable Revenue ×[other Youdao cooperation companies’ costs / (Party B’s costs + other Youdao cooperation companies’ costs)].

4) Both Party A and Party B agree that:

If Party A’s service revenue after deduction of the Payable Turnover Tax is greater than the sum of the actual costs in connection with Party A’s operation of the website(s) and the Profit Retainable by Party A, the distribution will be made as per the calculation formula of the Distributable Revenue set forth in Paragraphs 1) through 4) above.

If Party A’s service revenue after deduction of the Payable Turnover Tax is less than or equal to the sum of the actual costs in connection with Party A’s operation of the website(s), at that month Party B shall pay to Party A the service fees and shall procure that the Profit Retainable by Party A shall satisfy 5% of the actual costs in connection with Party A’s operation of the website(s).

5) Method of Payment

Party A and Party B shall ensure that the distributable amounts / service fees of the immediately preceding month shall be paid to the other party’s account below by bank transfer within one (1) month following each settlement:

Party A’s account information:

Bank of Deposit: Beijing Jianguomen Outside Street Branch of China Construction Bank Co., Ltd.

Account Name: Hangzhou Netease Linjiedian Education Technology Co., Ltd. (杭州网易临界点教育科技有限公司)

Account Number: ********************

Party B’s account information

Bank of Deposit: Beijing Jianguomen Outside Street Branch of China Construction Bank Co., Ltd.

Account Name: Netease Youdao Information Technology (Beijing) Co., Ltd. (网易有道信息技术(北京 )有限公司)

Account Number: ********************

In case the Payable Turnover Tax in connection with the foregoing services is adjusted due to adjustment of the governmental policy, both parties hereto may negotiate and determine a new distribution method through a written amendment hereto.

4.    Intellectual Property Rights and Confidentiality

1) The rights, titles, ownerships and interests in, to and of any and all intellectual properties arising out of the performance by Party B of this Agreement shall belong to Party B exclusively, including but not limited to, the copyrights, patents, know-how, trade secrets.

2) With the right-holders’ written declaration of consent, Party A may accept as the assignee the rights, titles, ownerships and interests in, to and of any and all intellectual properties arising out of the performance by Party B of this Agreement, with the method of assignment to be separately negotiated and determined by the parties hereto.

3) Party B agrees that it will use its reasonable and best efforts to protect and keep confidential partial or all of Party A’s information that is marked as “Confidential” or known by Party B as confidential information (“Confidential Information”). Unless agreed by Party A in writing in advance, Party B shall not disclose, provide or transfer, to any third party any of such Confidential Information. Upon expiry or termination of this Agreement, Party B shall return to the owner(s) of the Confidential Information as requested by Party A, or destroy on its own, any and all documents, materials and/or software containing the Confidential Information, and shall delete any and all Confidential Information in all electronic devices owned by Party B and shall not use any of such Confidential Information any longer.

4) Upon expiry or termination of this Agreement, Paragraphs 1), 2) and 3) of this Section 4 shall survive.

5.    Representations and Warranties

1) Party A hereby represents and warrants below:

(1) Party A is a company lawfully registered at Hangzhou, and lawfully existing, under the laws of the People’s Republic of China.

(2) Party A has all the rights, powers, authorities and capabilities, and all the consents and approvals, necessary for execution, delivery and performance of this Agreement.

(3) This Agreement shall be lawful, effective and binding upon it after being signed and may be enforced against it pursuant to its terms.

2) Party B hereby represents and warrants below:

(1) Party B is a company lawfully registered at Beijing, and lawfully existing, under the laws of the People’s Republic of China.

(2) Party B has all the rights, powers, authorities and capabilities, and all the consents and approvals, necessary for execution, delivery and performance of this Agreement.

(3) This Agreement shall be lawful, effective and binding upon it after being signed and may be enforced against it pursuant to its terms.

6.    Effect; Term of Cooperation

This Agreement shall take effect as of the date of January 18, 2019, and will continue to be effective unless earlier terminated pursuant to this Agreement.

7.    Termination

1) Under the condition that rights and remedies entitled to the party claiming termination hereof are not damaged under the laws or for other reasons, either party may immediately terminate this Agreement by issuing a notice to the other party that materially violates this Agreement and fails to make remedies within thirty (30) days after its receipt of a notice regarding the occurrence, and existence, of such violation. During the effective term of this Agreement, either party may terminate this Agreement by issuing a written notice to the other party thirty (30) days in advance.

2) Section 4 will survive after the expiry or termination of this Agreement.

8.    Force Majeure

1) A Force Majeure Event shall refer to any event that is out of control of either party hereto and cannot be avoided with due care of the affected party, including but not limited to, governmental acts, natural force, fires, explosions, storms, floods, earthquakes, tides, lightning or wars. However, insufficiency in credit, funds or financing shall not be deemed to be an Force Majeure Event. The party that is affected by a Force Majeure Event and seeks to exempt from the performance of its obligations hereunder shall notify such event to the other party as soon as practical.

2) In the event that either party’s performance of this Agreement is delayed or prevented by a Force Majeure Event, either party t shall not be held liable for the other party’s loss, increased expenses or damages arising out of or in connection with such party’s delay or failure in performance of this Agreement due to the Force Majeure Event, which shall not be deemed to be a default under this Agreement. However, the party asserting the occurrence of a Force Majeure Event shall use its reasonable efforts to reduce or eliminate the influences from the Force Majeure Event. Once the Force Majeure Event is eliminated, the parties affected by the Force Majeure Event agree to use their best efforts to restore the performance of this Agreement.

9.    Governing Law

The validity, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of China.

10.    Notice

Any notice or other communication sent pursuant to the provisions of this Agreement shall be made in Chinese and English, and shall be sent to the following address of the corresponding party or parties by personal delivery, registered airmail, airmail with postage prepaid, or recognized express service or facsimile (if sent by facsimile, the facsimile shall be accompanied by sending of a photocopy of the document to be sent).

Party A: Hangzhou Netease Linjiedian Education Technology Co., Ltd. (杭州网易临界点教育科技有限公司)

Address: Room 508, No. 599 Changhe Road, Changhe Street, Binjiang District, Hangzhou, Zhejiang Province

Party B: Netease Youdao Information Technology (Beijing) Co., Ltd. (网易有道信息技术(北京)有限公司 )

Address: Floor 1, Building A, Building No. 7, West Zone, Zhongguancun Software Park, No. 10 Xibeiwang East Road, Haidian District, Beijing, China

11.    Assignment

1) Neither party may transfer any of its rights or obligations hereunder to any third party unless agreed by the other party in advance.

2) Party A hereby agrees that Party B may decide at its own discretion to transfer any of its rights or obligations hereunder to any third party and Party B only need to send a written notice to Party A regarding such assignment, without seeking consent from Party A regarding such assignment.

12.    Severability

In case any provision hereof is held to be invalid, illegal or unenforceable due to any law, such provision shall be invalid only within that jurisdiction, shall not affect the validity of the other provisions hereof within that jurisdiction, and shall not result in invalidity, illegality or unenforceability of such provision or other provisions under any other jurisdictions.

13.    Amendment

This Agreement may be amended or supplemented through a written agreement by Party A and Party B. The amendment(s) or supplement agreement hereto properly signed by the parties hereto shall form part of this Agreement and shall have same legal force with this Agreement.

14．     Miscellaneous

This Agreement is made in four (4) copies, two (2) for each party.

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Party A: Hangzhou Netease Linjiedian Education Technology Co., Ltd. (杭州网易临界点教育科技有限公司)

Authorized Representative: /s/ Feng Zhou

/s/ Seal of Hangzhou Netease Linjiedian Education Technology Co., Ltd.

Party B: Netease Youdao Information Technology (Beijing) Co., Ltd. (网易有道信息技术(北京)有限公司 )

Authorized Representative: /s/ Feng Zhou

/s/ Seal of Netease Youdao Information Technology (Beijing) Co., Ltd.